                                                                      EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                NAME                     STATE OR COUNTRY OF INCORPORATION
- --------------------------------------------------------------------------
PowerTV, Inc.                                    California
SAMMEX, Inc.                                     Texas
Scientific-Atlanta Canada, Inc.                  Canada
Scientific-Atlanta Export Corporation            Barbados
Scientific-Atlanta Europe Ltd.                   England
Scientific-Atlanta Private Networks,
   Inc.                                          Florida
Scientific-Atlanta Pty. Limited                  Australia